Exhibit 4.12

NOTICE OF GUARANTEED DELIVERY

This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus dated August 3, 2017 (the “Prospectus”) of BLACK RIDGE OIL & GAS, INC., a Nevada corporation (the “Company”), if a holder of Subscription Rights cannot deliver the Subscription Rights Certificate(s) evidencing the Subscription Rights (the “Subscription Rights Certificate(s)”) to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., central time, on September 8, 2017 (as it may be extended by the Company, the “Expiration Date”). This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See “The Rights Offering - Guaranteed Delivery Procedures” in the Prospectus. Payment of the Subscription Price of $0.012 per share for each share of Common Stock subscribed for upon exercise of such Subscription Right must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., central time, on the Expiration Date, even if the Subscription Rights Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) over-the-counter (“OTC”) trading days following the date of this Notice of Guaranteed Delivery.

The address of the Subscription Agent is as follows:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693 (855) 793-5068 (toll free)	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, New York 11717 (855) 793-5068

The Subscription Agent’s telephone number is (855) 793-5068.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding the Company’s rights offering or requests for additional copies of documents may be directed to Broadridge Corporate Issuer Solutions, Inc. at (855) 793-5068 (toll free), Monday through Friday (except bank holidays), between 9 a.m. and 6 p.m., CENTRAL time.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing Subscription Rights issued by BLACK RIDGE OIL & GAS, INC. and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., central time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Subscription Rights as described in the Prospectus:

No. of Subscription Rights exercised pursuant to Subscription Privilege:

TOTAL SHARES SUBSCRIBED:
x Subscription Price Per Share		x $0.012

TOTAL PAYMENT DUE:	$

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The undersigned understands that payment of the Subscription Price of $0. 012 per share for each share of Common Stock subscribed pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., central time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐	certified bank check

☐	bank draft (cashier’s check)

☐	postal, telegraphic, or express money order

☐	wire transfer of immediately available funds

If by certified bank check, bank draft, or express money order, please provide the following information:

Name of maker: __________________________________________________________

Date of check, draft or money order: __________________________________________

Bank on which check is drawn or issuer of money order: __________________________

Signature(s): _____________________________________

Name(s): ________________________________________

Address: ________________________________________

                 ________________________________________

                 ________________________________________

Telephone: ______________________________________

(please print or type)

Subscription Rights

Certificate No.(s): ______________________

GUARANTEE OF DELIVERY

(Not to Be Used for Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.

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